Exhibit 24.1

SMARTSTOP SELF STORAGE REIT, INC.

POWER OF ATTORNEY

The undersigned directors and officers of SMARTSTOP SELF STORAGE REIT, INC. (the “Company”) hereby constitute and appoint H. Michael Schwartz, James R. Barry and Nicholas M. Look, or either of them acting singly, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in their respective names as directors and officers of the Company in connection with the Company’s Registration Statement on Form S-11 to be filed with the U.S. Securities and Exchange Commission (including any registration statement filed pursuant to Rule 462(b)), to sign any and all amendments, including any pre- or post-effective amendments, to such Registration Statement, to perform any and all such acts necessary or proper in connection with the filing of such Registration Statement, and, generally, to act for and in the name of the undersigned with respect to such filing.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below, effective as of April 21, 2022, by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ H. Michael Schwartz H. Michael Schwartz	Chief Executive Officer and Chairman (Principal Executive Officer)	April 21, 2022

/s/ James R. Barry James R. Barry	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 21, 2022

/s/ Michael Terjung Michael Terjung	Chief Accounting Officer (Principal Accounting Officer)	April 21, 2022

/s/ Paula Mathews Paula Mathews	Director	April 21, 2022

/s/ David J. Mueller David J. Mueller	Independent Director	April 21, 2022

/s/ Timothy S. Morris Timothy S. Morris	Independent Director	April 21, 2022

/s/ Harold “Skip” Perry Harold “Skip” Perry	Independent Director	April 21, 2022